Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Mirati Therapeutics, Inc. Amended and Restated 2013 Equity Incentive Plan of our report dated March 9, 2017, with respect to the consolidated financial statements of Mirati Therapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2016, filed with the Securities and Exchange Commission.

San Diego, California	/s/ Ernst & Young LLP
May 25, 2017